BOK Financial Corporation
Exhibit 99

                                      PROXY

                            BOK FINANCIAL CORPORATION
                                  P.O. Box 2300
                             Bank of Oklahoma Tower
                              Tulsa, Oklahoma 74192


         The undersigned hereby appoints Frederic Dorwart and Tamara R. Wagman as Proxies, each with the power to appoint his or her substitute, and hereby authorized them to represent and to vote, as designated on the reverse side, all the shares of common stock of BOK Financial Corporation held of record by the undersigned on March 14, 2003 at the annual meeting of shareholder to be held on April 29, 2003 or any adjournment thereof.

         This proxy when property executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees listed.

BOK Financial Corporation
P.O. Box 2300
Bank of Oklahoma Tower
Tulsa, OK  74192

Please Mark, Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope. The board of directors recommends a vote for Items 1,2, and 3.

Votes MUST be Indicated (x) in Black or Blue Ink.

1.  ELECTION OF DIRECTORS   [     ]  FOR all nominees listed below
                            [     ]  WITHHOLD AUTHORITY to vote for all nominees
                                     listed below.
                            [     ]  EXCEPTIONS

Nominees: C Fred Fall Jr., Sharon J. Bell, Peter C. Boylan, III, Joseph E. Cappy, Luke R. Corbett, William E. Durrett, James O. Goodwin, Robert G. Greer, David F. Griffin, V. Burns Hargis, E. Carey Joullian, IV, George B. Kaiser, David L. Kyle, Robert J. LaFortune, Philip C. Lauinger, Jr., John C. Lopez, Stanley A. Lybarger, Steven J. Malcolm, Paula Marshall-Chapman, Frank A. McPherson, Steven E. Moore, J. Larry Nichols, Robert L. Parker, Sr., James A. Robinson, L. Francis Rooney, III, Scott F. Zarrow.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "exceptions" box and write that nominee's name in the space provided below).

*EXCEPTIONS ______________________________________________________________

2. Approval of BOKF 2003 Stock Plan and the existing BOKF 1993, 1994, 1997, 2000, and 2001 Stock Option Plans.

___ For         ____ Against            _____ Abstain

3.  Approval of the executive performance-based compensation plan.

___ For         ____ Against            _____ Abstain

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change your address, please mark this box. [ ]

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

_______ Date   __________________________ Share Owner sign here

               __________________________ Co-Owner sign here

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